ODYSSEY MARINE EXPLORATION, INC.
                         CERTIFICATE OF DESIGNATION
                    FOR SERIES A CONVERTIBLE PREFERRED STOCK


     ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the
"Corporation"), hereby certifies to the Secretary of State of the State of Nevada as follows:

     FIRST: That the Board of Directors of the Corporation at a meeting held on April 23, 1999, pursuant to Article IV of the Articles of Incorporation, adopted resolutions approving, proposing and declaring advisable, the establishment of a series or series of preferred stock of the Corporation in the form of this Certificate of Designation. The resolutions establishing the Series A Convertible Preferred Stock are as follows:

     RESOLVED: There is hereby established a series of Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock," par value $.0001 per share. The number of shares of this series of Convertible Preferred Stock shall be 700,000 shares. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of this series of Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

     1. Dividend Provisions. The Corporation is not required to pay any dividends on the Series A Convertible Preferred Stock.

     2.  Liquidation Preference.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series A Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stock holders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $1.50. If the assets and funds to be distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the corporation legally available for the distribution shall be distributed among the holders of the Series A Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series A Convertible Preferred Stock held by them.

         (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

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     3.  Conversion.  The Series A Convertible Preferred Stock may be
converted into shares of the Corporation's Common Stock on the following terms and conditions (the "Conversion Rights"):

         (a) Option to Convert. Commencing June 1, 2000, holders of the Series A Convertible Preferred Stock shall have the right to convert all or a portion of their shares into shares of Common Stock at any time or from time to time upon notice to the Corporation on the terms and conditions set forth herein prior to the date fixed for redemption of such shares.

         (b) Mechanics of Conversion. Upon the election of a holder of the Series A Convertible Preferred Stock to convert shares of such Preferred Stock, the holder shall surrender the certificate or certificates thereof, duly endorsed, either by overnight courier or 2-day courier, to the Corporation, and shall give written notice to the Corporation that the holder elects to covert the same, the number of shares of Series A Preferred so converted and a calculation of the Conversion Price (with an advance copy of the certificate(s) and the notice by facsimile to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

         The Corporation shall use its best efforts to issue and deliver within three (3) business days after delivery to the Corporation of such Series A Preferred certificates, or after such agreement and indemnification, to such holder of Series A Preferred at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.
The date on which conversion occurs (the "Date of Conversion") shall be deemed to be date on which such notice of conversion is faxed to the Corporation, provided the original certificates representing the shares of Series A Preferred to be converted are received by the Corporation within three (3) business days thereafter, and the person and persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the original certificates representing the shares of Series A Preferred to be converted are not so received by the Corporation within such three (3) business day period, the notice of conversion shall become null and void.

         (c) Conversion Ratio. Each share of Series A Convertible Preferred Stock may be converted into the number of fully paid, nonassessable shares of the Corporation's Common Stock, determined by dividing $1.50 by the Conversion Price. The Conversion Price will be the lesser of (a) $1.50 or (b) 85% of the average closing bid price for the ten (10) consecutive trading days immediately prior to the Date of Conversion provided, however, that the maximum number of shares of Common Stock issued in conversion of the Series A Preferred shall not exceed 3.75 shares of Common Stock for each share of the Series A Preferred.

         Notwithstanding the foregoing, the Corporation shall not issue more than an aggregate of 2,625,000 shares of the Corporation's Common Stock upon conversion of the Series A Preferred. At the time of the original issuance of the Series A Preferred, each holder shall be allocated a maximum number of

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shares of Common Stock which such holder may receive upon conversion of the
Series A Preferred. Such maximum number of shares of Common Stock will be equal to the number of shares of Series A Preferred issued to such holder multiplied by 3.75. In no event shall a holder (and any assigns) be entitled to receive more than the maximum number of shares of Common Stock upon the conversion of the shares of Preferred Stock.

         (d) Adjustment of Conversion Rate. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series A Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

         (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

         (f) Reservations of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     4. Status of Converted or Reacquired Stock. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall cease to be a part of the authorized capital stock of the Corporation.

     5. Voting Rights. Each share of Series A Convertible Preferred Stock entitles the holder to one (1) vote and with respect to each such vote, a holder of shares of Series A Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

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




     6. Redemption Provisions. Shares of the Series A Convertible Preferred Stock are redeemable as follows:

         (a)  Redemption at Option of Corporation.   Beginning July 1, 2000,
the Corporation may redeem the Series A Preferred for a price of $2.00 per share upon 45 days' prior written notice in the event the closing bid price of the Common Stock exceeds $5.00 for 20 of 30 consecutive trading days ending not more than five days prior to the mailing of the notice of redemption.

         If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

         (b)  Redemption Price.  The redemption price per share under this
Section 6 shall be $2.00 per share.

         (c) Notice of Redemption. Notice to the holders of shares of Series A Convertible Preferred Stock to be redeemed shall be given not earlier than 60 days nor later than 45 days before the date fixed for redemption. The notice of redemption to each stockholder whose shares of Series A Convertible Preferred Stock are to be redeemed shall specify the number of Series A Convertible Preferred Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series A Convertible Preferred Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion rate then in effect, and that the Conversion Rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

     7. Preferences Generally. The Corporation shall not authorize or issue any securities having any rights or preferences senior or preferential to those of the Series A Convertible Preferred Stock without the vote of the holders of a majority of the Series A Convertible Preferred Stock, voting separately as a class, in addition to any other vote required by law.

     8. Notices. Any notice required to be given to holders of shares of Series A Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the corporation, or upon personal delivery of the aforementioned address.

     SECOND:   This Certificate of Designation was authorized by the vote of the Board of Directors on April 23, 1999.

     THIRD: The Certificate of Designation effected herein was duly adopted in accordance with the applicable provisions of NRS 78.385.

     IN WITNESS WHEREOF, Odyssey Marine Exploration, Inc. has caused this Certificate of Designation to be signed and acknowledged by its President and Secretary this ____ day of June 1999.

ATTEST:                         ODYSSEY MARINE EXPLORATION, INC.



/s/ Dave Morris                 By:/s/ John C. Morris
Dave Morris, Secretary             John C. Morris, President
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